EXHIBIT 21
SUBSIDIARIES OF CAMPBELL

Name of Subsidiary and Name
Under Which It Does Business	Jurisdiction of Incorporation
AB Australasia Pty Limited	Australia

Arnott’s Biscuit Company Singapore Pte. Ltd	Singapore

Arnotts Biscuits Holdings Pty Limited	Australia

Arnott’s Biscuits Limited	Australia

Arnotts Limited	Australia

Arnott’s New Zealand Limited	New Zealand

Arnott’s Philippines, Inc.	Philippines

Arnott’s Sales Pty Limited	Australia

Arnott’s Foundation Pty. Limited	Australia

Aulsebrooks Limited	New Zealand

CAH Corporation	Delaware

Campbell Argentina S.A	Argentina

Campbell Australasia Pty Ltd	Australia

Campbell Belgium Holding N.V.	Belgium

Campbell Canada Holdings Ltd.	Canada

Campbell Canada Limited Partnership	Canada

Campbell Cheong Chan Malaysia Sdn Bhd	Malaysia

Campbell Company of Canada	Canada

Campbell EU Investment Company	Delaware

Campbell Finance B.V.	Netherlands

Campbell Finance Corp. LLC	Delaware

Campbell Finance 2 Corp.	Delaware

Campbell Foods Belgium n.v./s.a.	Belgium

Campbell Foodservice Company	Pennsylvania

Campbell France Holding SAS	France

Name of Subsidiary and Name
Under Which It Does Business	Jurisdiction of Incorporation
Campbell France SAS	France

Campbell France Sauces SAS	France

Campbell International Holdings Inc.	Delaware

Campbell Investment (Australia) Pty. Limited	Australia

Campbell Investment Company	Delaware

Campbell Investment Company of Canada	Canada

Campbell Japan Incorporated	Japan

Campbell MFG 1 Company	Delaware

Campbell Luxembourg S.a.r.l.	Luxembourg

Campbell Netherlands Holding B.V.	Netherlands

Campbell Sales Company	New Jersey

Campbell Soup Asia Limited	Hong Kong

Campbell Soup Dominicana, S.A.	Dominican Republic

Campbell Soup Finland Oy	Finland

Campbell Soup LLC	Russia

Campbell Soup Sweden AB	Sweden

Campbell Soup Supply Company L.L.C.	Delaware

Campbell Soup Trading (Shanghai) Company Limited	China

Campbell Southeast Asia Sdn Bhd	Malaysia

Campbell Urban Renewal Corporation	New Jersey

Campbell’s de Mexico S.A. de C. V.	Mexico

Campbell’s Foods (NZ) Ltd	New Zealand

Campbell’s Germany GmbH	Germany

Campbell’s LLC	Russia

Campbell’s Netherlands B.V.	Netherlands

Campbell’s U.K. Limited	United Kingdom

CANEB L.L.C.	Delaware

CanFin Holdings Inc.	Delaware

Name of Subsidiary and Name
Under Which It Does Business	Jurisdiction of Incorporation
CanFin 2 Holdings LLC	Delaware

CASP Pty. Limited	Australia

CCHC Pty Ltd	Australia

CDM Servicios Comerciales y Administrativos, S.A. de C. V.	Mexico

CIRT Urban Renewal Corp.	New Jersey

Comercializadora Campbell de Guatemala, Limitada	Guatemala

Continental Foods S.A.	France

CRHC Pty. Ltd.	Australia

CSC Advertising, Inc.	New Jersey

CSC Brands LP	Delaware

CSC Standards, Inc.	New Jersey

CSC UK Limited	United Kingdom

Dr. Heinrich Koenig & Co. GmbH	Germany

Ecce Panis, Inc.	Delaware

EDS Investments, LLC	New Jersey

EPL Properties Pty Limited	Australia

Eugen Lacroix Grundstuecksverwaltungsgesellschaft mbH	Germany

Eugen Lacroix GmbH	Germany

Helios Malaysia Sdn Bhd	Malaysia

Immobiliaria Campbell’s de Mexico, S.A. de C.V.	Mexico

Jokisch Schnellgerichte GmbH	Germany

Joseph Campbell Company	New Jersey

Konservenfabrik Koenig & Hartung Nachf. Siersse Gmbh	Germany

Lacroix GmbH	Germany

Pepperidge Farm, Incorporated	Connecticut

Players Biscuits Pty. Ltd.	Australia

Players Group Limited	Australia

Name of Subsidiary and Name
Under Which It Does Business	Jurisdiction of Incorporation
Plyfix Pty. Ltd.	Australia

PT Arnott’s Indonesia	Indonesia

Royco Voedingsmiddelenfabrieken B.V.	Netherlands

Sinalopasta S.A. de C.V.	Mexico

Stockpot Inc.	Washington
The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries that have been omitted do not, if considered in the aggregate as a single subsidiary, constitute a “Significant Subsidiary” as defined by the SEC.